EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements as of
and for the Year Ended December 31, 2004 and
Independent Auditors' Report

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES


TABLE OF CONTENTS
----------------------------------------------------------
                                                      PAGE

INDEPENDENT AUDITORS' REPORT                           1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR
  THE YEAR ENDED DECEMBER 31, 2004:

  Balance Sheet                                        2

  Statement of Operations                              3

  Statement of Shareholders' Equity                    4

  Statement of Cash Flows                              5

  Notes to Consolidated Financial Statements          6-15

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Everstream Holdings, Inc.:


We have audited the accompanying consolidated balance sheet of Everstream Holdings, Inc. and subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Everstream Holdings, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP

December 22,  2005
Atlanta, Georgia

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                    $     98
  Accounts receivable                                               506
  Prepaid expenses and other current assets                          57
                                                               ---------

      Total current assets                                          661
                                                               ---------

PROPERTY AND EQUIPMENT
  Leasehold improvements                                             28
  Computer equipment                                                699
  Furniture and fixtures                                             46
  System development costs and purchased
    software                                                      1,452
  Software development costs in progress                            110
                                                               ---------

      Total property and equipment                                2,335

Less-accumulated depreciation and amortization                    1,678
                                                               ---------

      Property and equipment                                        657

OTHER ASSETS
  Patents, net of accumulated amortization of $14                    35
                                                               ---------

TOTAL                                                          $  1,353
                                                               =========

LIABILITIES

CURRENT LIABILITIES:
  Accounts payable                                             $    198
  Deferred revenue                                                  296
  Notes payable-shareholders                                        620
  Accrued expenses and other liabilities                             58
                                                               ---------

      Total current liabilities                                   1,172
                                                               ---------


COMMITMENTS
SHAREHOLDERS' EQUITY:
  Series A convertible preferred stock, $0.0001
    par value-authorized, 2,150,000 shares;
    issued and outstanding, 2,121,049 shares;
    (aggregate liquidation preference of $11,284 in 2004)             0
  Series B convertible preferred stock, $0.0001
    par value-authorized, 1,700,000 shares;
    issued and outstanding, 1,697,893 shares;
    (aggregate liquidation preference of $1,138 in 2004)              0
  Series C convertible preferred stock, $0.0001
    par value-authorized, 2,404,000 shares;
    issued and outstanding, 2,403,846 shares;
    (aggregate liquidation preference of $2,500 in 2004)              0
  Common stock, $0.0001 par value-authorized,
    10,303,000 shares; issued and outstanding,
    2,871,652 shares                                                  0
  Additional paid-in capital                                     16,522
  Accumulated deficit                                           (16,341)
                                                               ---------

Total shareholders' equity                                          181
                                                               ---------

TOTAL                                                          $  1,353
                                                               =========

See notes to consolidated financial statements.

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(IN THOUSANDS)
---------------------------------------------------------

REVENUES:
  Product                                         $1,552
  Service                                             56
                                                  -------
    Total revenues                                 1,608

COST OF SALES:
  Product                                            447
  Service                                              6
                                                  -------
    Total cost of sales                              453

GROSS MARGIN                                       1,155
                                                  -------

OPERATING EXPENSES:
  Selling and marketing                              283
  Research and development                           178
  General and administrative                       1,567
                                                  -------
        Total operating expenses                   2,028

OPERATING LOSS                                      (873)

OTHER INCOME                                           1

INTEREST EXPENSE (net of interest income of $2)       (8)
                                                  -------

NET LOSS                                          $ (880)
                                                  =======


See notes to consolidated financial statements.

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT SHARE DATA)
-------------------------------------------------------------------------------------------------------------------------

                                                   SERIES A CONVERTIBLE     SERIES B CONVERTIBLE     SERIES C CONVERTIBLE
                                                      PREFERRED STOCK          PREFERRED STOCK          PREFERRED STOCK
                                                   (SERIES A PREFERRED)     (SERIES B PREFERRED)     (SERIES C PREFERRED)
                                                 -----------------------  -----------------------  ----------------------
                                                   NUMBER OF                 NUMBER OF               NUMBER OF
                                                    SHARES      AMOUNT        SHARES     AMOUNT       SHARES      AMOUNT
BALANCE-December 31, 2003                         2,121,049  $         0   1,697,893  $         0   2,403,846  $        0

  Common stock options issued
    in exchange for services

  Reversal of stock options for
    employee compensation

  Common stock options exercised

  NET LOSS
                                                 ----------  -----------  ----------  -----------  ----------  ----------

BALANCE-December 31, 2004                         2,121,049  $         0   1,697,893  $         0   2,403,846  $        0
                                                 ==========  ===========  ==========  ===========  ==========  ==========


                                                      COMMON STOCK
                                                 -----------------------    ADDITIONAL
                                                   NUMBER OF                 PAID-IN
                                                    SHARES       AMOUNT      CAPITAL       DEFICIT       TOTAL
BALANCE-December 31, 2003                         2,866,652  $         0  $    16,521  $   (15,461)  $     1,060

  Common stock options issued
    in exchange for services                                                        1                          1

  Reversal of stock options for
    employee compensation
                                                      5,000
  Common stock options exercised

  NET LOSS                                                                                    (880)         (880)
                                                 ----------  -----------  -----------  ------------  ------------

BALANCE-December 31, 2004                         2,871,652  $         0  $    16,522  $   (16,341)  $       181
                                                 ==========  ===========  ===========  ============  ============

See notes to consolidated financial statements.

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004
(IN THOUSANDS)
-------------------------------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss                                                 $  (880)
  Depreciation and amortization                                322
  Issuance of stock options in exchange for services             1
  Gain on sale of fixed assets                                  (1)
  Changes in operating assets and liabilities:
    Accounts receivable                                       (253)
    Prepaid expenses and other assets                          (13)
    Accounts payable                                           171
    Accrued expenses and other liabilities                      53
    Deferred revenue                                            47
                                                           --------

      Net cash flow used in operating activities              (553)
                                                           --------

CASH FLOW FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                        (81)
  Capitalized software development costs                      (354)
  Proceeds from sale of fixed assets                             1
                                                           --------

      Net cash flow used in investing activities              (434)
                                                           --------

CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from notes payable-shareholders                     620
  Proceeds from issuance of common stock                         0
                                                           --------

      Net cash flow provided by financing activities           620
                                                           --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                     (367)

CASH AND CASH EQUIVALENTS-Beginning of year                    465
                                                           --------

CASH AND CASH EQUIVALENTS-End of year                      $    98
                                                           ========

See notes to consolidated financial statements.

EVERSTREAM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------


1.   OVERVIEW OF THE BUSINESS

     ORGANIZATION-The Everstream Holdings, Inc. ("EHI") is a holding company for Everstream, Inc. ("Everstream") and EHI Patent Co., LLC ("EHI Patent Co."). EHI, Everstream, and EHI Patent Co. are collectively known as the "Company."

     Everstream is an organization providing comprehensive advertising solutions for cable and satellite operators. Everstream develops solutions enabling interactive and on-demand television applications to deliver impression based and one-to-one interactive advertising. Additionally, Everstream provides systems for monitoring and operations management for on-demand TV.

     EHI Patent Co. is a limited company engaged in developing and exploiting intellectual property that enables targeted rich media advertising within the interactive electronic media environment, including, without limitation, the internet and wireless services. The duration of EHI Patent Co. is perpetual, unless earlier dissolved or terminated by the member.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION-The accompanying consolidated financial statements include the accounts of EHI and its subsidiaries, Everstream, and EHI Patent Co. All intercompany balances have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS-Cash and cash equivalents include money market funds and investments with an original maturity of three months or less.

     RECEIVABLES AND CREDIT POLICIES-Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over 90 days old are considered delinquent. The Company does not accrue interest on delinquent accounts receivable. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

     The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimates of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Additionally, management estimates an allowance for the aggregate remaining accounts receivable based on historical collectibility.

     At December 31, 2004, the Company did not have any accounts receivable balances greater than 90 days delinquent. In the opinion of management, all accounts receivable balances are fully collectible and accordingly, no allowance was established for uncollectible accounts receivable as of December 31, 2004.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at acquired cost less accumulated depreciation. Depreciation of property and equipment is provided by use of the straight-line method over the estimated useful lives of the assets as follows:

        Leasehold improvements           Useful life or term of lease
        Computer equipment                          3 years
        Furniture and fixtures                     3-7 years
        System development costs and
          purchased software                        3 years

     Patents are being amortized ratably over the estimated useful life of seventeen years.

     Maintenance and repairs of property and equipment are charged to expense when incurred. Additions and major improvements are capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation are eliminated and the resultant gain or loss is recognized in income.

     IMPAIRMENT OF LONG-LIVED ASSETS - The Company has adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which superseded the accounting and reporting provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), and APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). The Company reviews long-lived assets and on an as needed basis to determine if there have been any adverse circumstances that would cause impairment, such as a significant change in legal factors or the business climate or circumstances surrounding a certain class of assets that could potentially cause impairment of that class of assets. For long-lived assets held and used, the Company recognizes impairment only if their carrying amount is not recoverable through undiscounted cash flows. Long-lived assets held for sale are reported at the lower of cost or fair value, less costs to sell. As a result of this review, the Company has not recorded any impairment losses related to long-lived assets for the year ended December 31, 2004.

     ADVERTISING AND MARKETING-The Company expenses advertising and marketing costs as they are incurred.

     REVENUE RECOGNITION- The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility of the fee is probable. During 2004, the Company generated revenues from software licensing, hardware, consulting services, and maintenance agreements. Product revenue is primarily generated from software licenses and hardware sold primarily to cable and satellite operators and is shown as product revenue in the accompanying statement of operations. The Company's software products provide monitoring and operations management for on-demand TV, as well as solutions to enable interactive and on-demand television applications to deliver impression based and on-to-one interactive advertising. The Company accounts for the licensing of software in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition. Hardware revenue is recognized when delivered to the end user. Under multiple element arrangements, the Company allocates revenue to the various elements based on vendor-specific objective evidence ("VSOE") of fair value. The Company's VSOE of fair value is determined based on the price charged when the same element is sold separately. If VSOE of fair value does not exist for all elements in a multiple element arrangement, the Company recognizes revenue using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement is recognized as revenue. Consulting services revenue is primarily generated from integration and installation of underlying software and is shown as service revenue in the accompanying statement of operations. Revenue from maintenance agreements is primarily generated from ongoing service and support of licensed software. Revenues from consulting and maintenance agreements are recognized in accordance with the terms of the respective contracts, either as such services are rendered or ratably over the term of the contract.

     DEFERRED REVENUE - Deferred revenue consists of billings for maintenance contracts and for software that is pending completion of the revenue recognition process. Maintenance revenue, whether bundled with the software or priced separately, is recognized ratably over the maintenance period.

     SOFTWARE DEVELOPMENT COSTS- The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS 86"). Under SFAS 86, the costs associated with software development are required to be capitalized after technological feasibility has been established. The Company ceases capitalization upon the achievement of customer availability. Costs incurred during the preliminary project development stage of the Company's software products are expensed when incurred and included in operating expenses. Costs incurred in the application development stage and preliminary testing stages are capitalized. Total research and development costs included in expense in 2004 amounted to approximately $177,600. Total costs capitalized in 2004 amounted to $354,000. These costs are being amortized over 3 years as charges to cost of goods sold.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable and notes payable approximate fair value because of the short maturity of these instruments.

     Fair value estimates are made at a specific point in time, based on the relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumption could significantly affect the estimates.

     INCOME TAXES - The Company files a consolidated federal income tax return. The Company follows the asset and liability method of accounting for income taxes. Under the asset and liability method, a deferred tax asset or liability is recognized for temporary differences between financial reporting and income tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that such deferred tax assets will not be realized.

     STOCK-BASED COMPENSATION-The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No.25") and comply with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Tax Force Issue Number 96-18.

     In accordance with SFAS Statement No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure-An amendment of FASB Statement No. 123" ("SFAS 148"), the following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation (in thousands):

     Net loss as reported                                         $  (880)

     Deduct: Total stock-based employee compensation
       expense determined under fair value method for all awards
       in excess of compensation expense reported using
       the intrinsic value method                                     (15)
                                                                  --------

     Pro forma net loss                                           $  (895)
                                                                  ========

     Refer to Note 8 for assumptions used in calculation of fair value.

     USE OF ACCOUNTING ESTIMATES-Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were used.


3.   INCOME TAXES

     No income tax benefit was recorded in 2004 due to the Company's net losses. The net deferred tax assets generated by net operating loss carryforwards and temporary differences total approximately $4,124,000 at December 31, 2004 and a valuation allowance has been provided for the entire balance of the deferred tax assets due to the uncertainty surrounding the realization of such benefits. The change in the valuation allowance for the year ended 2004 was approximately $310,000.

     Loss carryforwards totaling approximately $12,079,900 are available to offset future federal and state taxable income. Such federal and state carryforwards expire at various dates beginning in 2019. In addition, the Company has approximately $171,000 in research and development tax credit carry forwards. The research and development tax credit carry forwards expire at various dates beginning in 2021.

     Federal and state tax rules impose substantial restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change" as defined by the Internal Revenue Code. Any such ownership change could significantly limit the Company's ability to utilize its tax carryforwards.

     A reconciliation of the income benefit computed using the federal statutory income tax rate to the Company's benefit for income taxes for the year ended December 31, 2004 is as follows (in thousands):

     Benefit at Federal statutory rate  $  (299)
     Benefit at State statutory rate        (35)
     Software development                  (134)
     Non-deductible research expense         22
     Other                                    3
     Change in valuation allowance          443
                                        --------
     Income tax benefit                 $     -
                                        --------

     As of December 31, 2004, the Company's deferred tax assets and liabilities were comprised of the following (in thousands):

     Gross deferred tax assets related to:
       Net operating loss carryforwards                       $(4,120)
       Research and development tax credit carry forwards         (58)
       Book and tax basis differences for reporting purposes     (104)
                                                              --------
         Total gross deferred tax asset                        (4,282)
       Valuation allowance                                      4,093
                                                              --------
         Total deferred tax asset                                (189)
       Gross deferred tax liabilitites related to software
          development costs                                       189
                                                              --------
       Deferred income taxes                                  $     -
                                                              --------

4.   EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) plan for eligible employees. Under the terms of the plan, employees may elect to defer a portion of their compensation. The Company's contributions are at the discretion of the Board of Directors and have been established at 50% of employees' contributions, up to a maximum of 4%.

     The Company's matching contributions to the plan for 2004 were approximately $10,600.

5.   EMPLOYEE STOCK OPTION PLAN

     Under the Company's Stock Option Plan (the "Plan"), incentive and nonqualified options to purchase shares of Common Stock may be granted to officers, other key employees and consultants. Terms for exercising options are established by the Plan and options initially expire at the earlier of ten years from the date of grant or upon termination of employment. The vesting period is four years for stock options issued in 2004. As of December 31, 2004, the Company has reserved 1,200,000 shares of Common Stock to be granted under the Plan.

     The Company applies APB No. 25 in accounting for their Stock Option Plan. In prior years, the Company issued options at exercise prices below fair market value and recorded compensation expense with a corresponding credit to additional paid in capital. See note 8. Those options are now fully vested and no additional compensation expense remains.


     Changes in options outstanding under the plan during the year ended December 31, 2004 are as follows:

                                                            WEIGHTED-
                                                          AVERAGE PRICE
                                                OPTIONS     PER OPTION
       Outstanding at December 31, 2003         509,475   $         0.26

       Granted                                   72,500             0.15
       Lapsed or canceled                       (15,000)            0.55
       Exercised                                 (5,000)            0.06
                                               ---------

       Outstanding at December 31, 2004         561,975             0.20
                                               =========

       Exercisable at December 31, 2004         382,725   $         0.26
                                               =========

       Weighted average fair value of options
         granted during the year               $   0.15
                                               =========

     The weighted-average assumptions used for the year ended December 31, 2004 were: expected dividend yield of 0% for all periods; risk-free interest rate of 7%; expected life of 10 years for all periods; and an expected volatility of 0%.

     The following table summarizes information about stock options outstanding and exercisable at December 31, 2004:

                  Options Outstanding      Options Exercisable
               Weighted
               Average            At                At
Exercise      Remaining      December 31,      December 31,
Price      Contractual Life      2004             2004
$   0.06         5.03             157,725       157,725
    0.15         6.51             112,250       130,875
    0.75         8.24             292,000        94,125
                             ------------  -------------------
                                  561,975       382,725
                             ============  ===================


6.   NOTES PAYABLE-SHAREHOLDERS

     In September and December 2004, shareholders loaned EHI $500,000 and $120,000, respectively. The loans require monthly interest only payments at 6.5% and are payable on demand. During 2004, interest expense on these loans amounted to approximately $9,900 and is recorded as interest expense in the accompanying statement of operations. These notes were paid off subsequent to year end (see Note 12).

7.   SHAREHOLDERS' EQUITY

     The significant features of EHI's Preferred Stock and Common Stock are as follows:

     SERIES A CONVERTIBLE PREFERRED STOCK

     Conversion Rights-Holders of the Series A Convertible Preferred Stock may convert at any time all or any portion of the Preferred Stock into Common Stock of EHI as determined by dividing $5.32 by the conversion price applicable to such share in effect on the date the certificate is surrendered for conversion. The conversion price is $5.32 per share, which is subject to adjustment by formula in the event that additional shares are issued at a consideration per share which is less than the initial conversion price. Conversion is automatic upon closing of a public offering of EHI's Common Stock meeting specified criteria.

     Voting Rights-Each holder of outstanding shares of the Series A Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock.

     Liquidation Preferences-In the event of any liquidation, dissolution or winding up of EHI, either voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of common Stock and Series B Convertible Preferred Stock by reason of their ownership thereof, an amount per share equal to $5.32 for each share of Series A Convertible Preferred Stock held by them, plus declared but unpaid dividends. Any remaining assets shall be distributed as discussed above under Series C Convertible Preferred Stock.

     Dividends-The holders of share of Series A Convertible Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Series B Convertible Preferred Stock or the Common Stock of EHI, at the rate of $0.32 per share per annum on each outstanding share of Series A Convertible Preferred Stock, payable quarterly when, as and if declared by the Board of directors. Such dividends shall not be cumulative. No dividends have been declared as of December 31, 2004.

     Redemption Rights-The Series A Convertible Preferred Stock is not redeemable.

     SERIES B CONVERTIBLE PREFERRED STOCK

     Conversion Rights-Holders of the Series B Convertible Preferred Stock may convert at any time all or any portion of the Preferred Stock into Common Stock of EHI as determined by dividing $0.67 by the conversion price applicable to such share in effect on the date the certificate is surrendered for conversion. The initial conversion price is $0.67 per share which is subject to adjustment by formula in the event that additional shares are issued at a consideration per share which is less than the initial conversion price. Conversion is automatic upon closing of a public offering of EHI's Common Stock meeting specified criteria.

     Voting Rights-Each holder of outstanding shares of the Series B Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have the full voting rights and powers equal to the voting rights and powers of the holders of Common Stock.

     Liquidation Preferences-In the event of any liquidation, dissolution or winding up of EHI, either voluntary or involuntary, the holders of the Series B Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.67 per share for each share of Series B Convertible Preferred Stock held by them, plus declared but unpaid dividends. Any remaining assets shall e distributed as discussed above under Series C Convertible Preferred Stock.

     Dividends-The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Common Stock of Convertible Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No dividends have been declared as of December 31, 2004.

     Redemption Rights-the Series B Convertible Preferred Stock is not redeemable.

     SERIES C CONVERTIBLE PREFERRED STOCK

     Conversion Rights-Holders of the Series C Convertible Preferred Stock may convert at any time all or any portion of the Preferred Stock into Common Stock of EHI as determined by dividing $1.04 by the conversion price applicable to such share in effect on the date the certificate is surrendered for conversion. The initial conversion price is $1.04 per share which is subject to adjustment by formula in the event that additional shares are issued at a consideration per share which is less than the initial conversion price. Conversion is automatic upon closing of a public offering of EHI's Common Stock meeting specified criteria.

     Voting Rights-Each holder of outstanding shares of the Series C Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have the full voting rights and power equal to the voting rights and powers of the holders of Common Stock.

     Liquidation Preferences-In the event of any liquidation, dissolution or winding up of EHI, either voluntary or involuntary, the holders of the Series C Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Company to the holders of Series A Convertible Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to $1.04 for each share of Series C Convertible Preferred Stock held by them, plus declared but unpaid dividends. Subsequent to this liquidation preference distribution, and subsequent to the preference payment of $5.32 per share to the holders of the Series A Convertible Preferred Stock and $0.67 per share to the holders of the Series B Convertible Preferred Stock, any remaining assets shall be distributed on a per share pro rata basis amount the holders of the Series C Convertible Preferred Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Common Stock (assuming conversion of all such Series C Convertible Preferred Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into common) until (i) with respect to the holders of Series C Convertible Preferred Stock, such holders shall have received an aggregate of $3.12 per share, (ii) with respect to the holders of Series A Convertible Preferred Stock, such holders shall have received an aggregate of $15.96 per share and (iii) with respect to holders of Series B Convertible Preferred Stock, such holders shall have received an aggregate of $2.10 per share. Any remaining assets will be distributed to the holders of the Common Stock on a pro rata basis.

     Dividends-The holders of shares of Series C Convertible Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Common Stock of the Corporation, at the rate of $0.08 per share per annum on each outstanding share of Series C Convertible Preferred Stock payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No dividends have been declared as of December 31, 2004.

     Redemption Rights-The Series C Convertible Preferred Stock is not redeemable.

8.   ADDITIONAL PAID-IN CAPITAL

     The following is a summary of additional paid-in capital at December 31, 2004 (in thousands):

        Series C Convertible Preferred Stock  $  2,500
        Series A Convertible Preferred Stock    11,440
        Series B Convertible Preferred Stock     1,363
        Common Stock                             1,096
        Deferred Compensation                      123
                                              --------

                                              $ 16,522
                                              ========

9.   CONCENTRATION OF RISK

     The Company's cash and cash equivalents are held in accounts with balances which, at times, exceed the amount of related Federal Deposit Insurance Corporation coverage.

     In 2004, three customers accounted for approximately 84% of revenue and 93% of accounts receivable at December 31, 2004.

10.  COMMITMENTS

     Leases-The Company leases office space under an operating lease which expires in December 2007. The lease requires monthly rental payments of approximately $11,750, plus real estate taxes, maintenance and insurance.

     At December 31, 2004, minimum future annual rental payments for this lease is as follows (in thousands):

       2005         $  141
       2006            141
       2007            141
                    ------

                    $  423
                    ======

     Total rent expense for 2004 was approximately $102,600.

11.  NEW ACCOUNTING PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standards Board issued SFAS 123(R) Share-based Payments. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods and services by issuing its shares, share options, or other equity instruments or by incurring liabilities to an employee or other supplier (a) in amounts based, at least in part, on the price of the entity's shares or other equity instruments or
     (b) that require settlement by the issuing entity's equity shares or other equity instruments. SFAS 123(R) requires that the cost resulting from all share-based payment transactions be recognized in the financial statements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees. SFAS 123(R) is effective for the Company in fiscal 2006.

12.  SUBSEQUENT EVENT

     In January 2005, three shareholders loaned EHI an additional $178,000. The loans require monthly interest only payments at 6.5% and are payable on demand. In September 2005, these loans as well as the existing $620,000 notes payable plus accrued interest were paid.

     On October 11, 2005, Concurrent Computer Corporation ("Concurrent") completed the acquisition of the Company pursuant to the Agreement and Plan of Merger, dated August 19, 2005, by and among Concurrent, Stream Acquisition, Inc., Everstream, and certain selling stockholders of the Company, as amended on August 26, 2005.

     Pursuant to the Merger Agreement, Concurrent issued 8,456,777 shares of Concurrent stock equal to approximately $14.375 million for the Company's stock it did not already own (Concurrent's existing Everstream stock was valued in the transaction at approximately $0.5 million), determined by dividing $14.375 million by $1.7, the average trading price of Concurrent stock for the 30 calendar days ending on the third calendar day prior to closing. The Company recorded revenue of $22,000 from Concurrent for the year ended December 31, 2004.

                                     ******